EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:
Jeffrey W. Farrar
Executive Vice President and CFO
(434) 964-2217
farrarj@vfgi.net

VIRGINIA FINANCIAL GROUP, INC. ANNOUNCES FOURTH

QUARTER EARNINGS OF $4.1 MILLION, 2007 ANNUAL

EARNINGS OF $17.0 MILLION

Charlottesville, VA, January 23, 2008 - Virginia Financial Group, Inc. (NASDAQ: VFGI) (VFG) today reported fourth quarter 2007 earnings totaled $4.1 million, down 12.8% from $4.7 million for the fourth quarter of 2006. Net income per diluted share was $0.38, down 13.6% from $0.44 for the same period in 2006. For the full year 2007, VFG’s earnings totaled $17.0 million, down 12.8% from $19.5 million for the full year 2006. Net income per diluted share was $1.57, down 12.8% from $1.80 for the year ended December 31, 2006.

O.R. Barham, Jr., President and CEO commented, “We are pleased with our earnings in spite of a difficult operating environment for banks in 2007. We experienced a significant charge-off and foreclosure related to a single lending relationship during the fourth quarter which, in addition to continued weakness in our real estate markets, necessitated an increase in both provision and allowance for loan losses. While non-performing assets declined from third quarter and past dues continue to be low, we are experiencing a volatile credit cycle and slowing economy, and have appropriately increased our allowance for loan losses as a percentage of loan receivable in anticipation that we will have further increases in non-performing assets and net charge-offs in 2008.”

“We certainly had some positives in the fourth quarter. We realized a sizable gain on the sale of some recently closed branch properties. We continued to see good momentum in fee income and new accounts associated with our High Performance Checking Account Program. Our Trust Company continued to provide significant earnings contribution and posted record earnings for the year. Lastly, we saw a 5.3% and 2.7% reduction in noninterest expenses compared to third quarter of 2007 and fourth quarter of last year, reflecting our efforts to improve overall efficiency in the face of contracting revenues.”

Financial Performance

VFG’s earnings for 2007 produced an annualized return on average assets (ROA) of 1.07% and an annualized return on average equity (ROE) of 10.92%, compared to prior year ratios of 1.24% and 13.57%, respectively. VFG’s earnings for the fourth quarter of 2007 produced an ROA of 1.04% and ROE of 10.17%, compared to prior year ratios of 1.16% and 12.57%, respectively.

Net Interest Income

Net interest income amounted to $14.1 million for the quarter ended December 31, 2007, down $773 thousand or 5.2% compared with $14.9 million for the same period in 2006.The net interest margin for the fourth quarter of 2007 was 3.98%, down ten basis points when compared to 4.08% for the fourth quarter of 2006. On a sequential basis, the net interest margin was down eight basis points from the 4.06% for the third quarter. This drop was due in most part to a decrease in asset yields, with an average yield on assets of 6.78% for the fourth quarter of 2007, compared to 6.87% for the third quarter of 2007 and 6.82% for the fourth quarter of 2006. Loan yields were impacted by prepayment activity, the Federal Open Market Committee recent reduction of the Fed funds target rate which led to a seventy-five basis point decrease in the prime rate during the last several months and an increase in non-accruals for the period. On a linked quarter basis, the average cost of interest bearing liabilities dropped two basis points from 3.43% for the third quarter 2007 to 3.41% for the fourth quarter of 2007 and increased three basis points when compared to 3.38% for the fourth quarter of 2006. VFG’s interest rate sensitivity continues to project modest margin compression if short term rates continue to decrease, while such contraction is deemed manageable.

Net interest income amounted to $57.8 million for the year ended December 31, 2007, down $2.3 million or 4.0% compared with $60.1 million for the same period in 2006. The net interest margin for the twelve month period ended December 31, 2007 was 4.08%, down seventeen basis points compared to 4.25% for the same period in 2006. Increased funding costs associated with competition for deposits in local markets which resulted in heavier reliance on wholesale funding, a lower rate of growth in loans receivable and average earning assets, combined with the Federal Open Market Committee reduction of the Fed funds target rate during the second half of the year led to this decrease in net interest margin and revenues.

Non-Interest Income

Total non-interest income was $5.0 million for the fourth quarter of 2007 and up 24.8% compared with $4.0 million for the fourth quarter of 2006. Included in non-interest income is a gain of $1.2 million on sale of real estate associated with three branches that were closed during the third quarter. Retail banking fee income increased $236 thousand or 13.0% to $2.1 million, compared to $1.8 million in the fourth quarter of 2006. The increase in retail banking fee income is attributable to increased NSF fees and debit card fee income, partly attributable to the High Performance Checking Account Program initiative. Mortgage banking revenue amounted to $593 thousand, a decrease of $104 thousand or 14.9%, as compared to $697 thousand for the fourth quarter of 2006, and down sequentially $9 thousand or 1.5% from the third quarter of 2007. Revenues from trust and brokerage for fourth quarter of 2007 were $1.0 million, up $30 thousand or 3.1% compared to $979 thousand in the fourth quarter of 2006, and essentially flat with third quarter 2007. Fiduciary and brokerage assets under management were $595 million at December 31, 2007, essentially flat when compared to $597 million at December 31, 2006. Included in other non-interest income during fourth quarter of 2007 was income associated with an investment in bank owned life insurance of $126 compared to $112 thousand for the same period in 2006.

Non-interest Expense

Non-interest expense for the fourth quarter of 2007 amounted to $11.7 million, down $324 thousand or 2.7% from $12.1 million for the same period in 2006, and down sequentially $655 thousand or 5.3% from the third quarter of 2007. Compensation and benefits decreased $483 thousand or 7.3% compared to fourth quarter 2006, reflecting reductions associated with the combination of two bank charters in the first quarter, five branch closings during the third quarter and other initiatives to improve efficiency. Marketing decreased $29 thousand or 6.5% to $480 thousand as compared to the fourth quarter of 2006, the difference attributable to marketing costs associated with the opening of the Arlington Boulevard and South High Street branches in the fourth quarter of 2006. Professional fees increased $111 thousand or 59.4% when compared to the same period in the prior year. Much of this increase can be attributed to professional fees related to the High Performance Checking Account Program discussed above. VFG’s efficiency ratio was 63.2% for the quarter, compared to 62.2% for the same quarter in 2006. For the twelve month period ended December 31, 2007 and 2006 the efficiency ratio was 64.4% and 60.5%, respectively.

Loan Portfolio

Average loans for the fourth quarter of 2007 was $1.21 billion, essentially flat with fourth quarter 2006, and up $15 million or 1.3% sequentially from $1.20 billion from the third quarter of 2007. Period end loans were up $16.3 million or 1.3% for the quarter and up $9.8 million or 0.8% over the last twelve months. The commercial and industrial segment of the portfolio increased $7.9 million or 6.7% sequentially from the third quarter of 2007, and increased $20.7 million or 19.8% over year end 2006. Commercial real estate increased $31.7 million or 6.2% sequentially. Real estate construction loan segment decreased $26.0 million or 11.5% from the third quarter of 2007, due to continuing payoff activity, conversions to permanent status and slowing new production.

Deposits and Borrowings

Average deposits for the fourth quarter were $1.17 billion, down $126.1 million or 9.8% from the fourth quarter of 2006, and down sequentially $34.3 million from the third quarter of 2007. Period end deposits were also down $30.9 million or 2.6% sequentially, with approximately $15 million of this decrease representing maturity of brokered certificates of deposit that were not renewed during the quarter. Decreases were noted in each category with the exception of NOW accounts. Average noninterest bearing deposits have decreased $34.9 million or 14.6% from the fourth quarter of 2006. Average certificates of deposits were down $15.8 million or 2.7% sequentially, with the average cost of such funding improving from 4.38% to 4.32% for the period. Average borrowings for the fourth quarter of 2007 amounted to $238.3 million, an increase of $82.4 million or 52.9% compared to the same period in 2006, with the average cost of such funding improving from 5.10% to 4.58% for the period. Average borrowings were up sequentially $34.7 million or 17.1% from the third quarter of 2007, while the average cost of such funding improving from 5.15% to 4.58% for the period.

Capital

At December 31, 2007 VFG had total assets of $1.59 billion, compared to $1.63 billion at December 31, 2006. Shareholder’s equity at December 31, 2007 was $162.8 million, an increase of $12.1 million or 8.0% compared to December 31, 2006. Capital levels have remained very strong, with shareholder’s equity representing 10.21% of total assets at December 31, 2007, while tangible equity capital represented 9.23% of tangible assets at December 31, 2007. Book value at December 31, 2007 was $15.08 per share, an increase of 7.9% compared to $13.97 at December 31, 2006.

Asset Quality

VFG’s ratio of non-performing assets as a percentage of total assets amounted to 0.44% as of December 31, 2007, compared to 0.19% at December 31, 2006 and 0.47% at September 30, 2007. Net charge-offs as a percentage of average loans receivable amounted to 0.10% for the quarter ended December 31, 2007, compared to 0.00% for the same period in 2006. At December 31, 2007, the allowance for loan losses was approximately two times the level of non-performing assets, while the allowance as a percentage of total loans amounted to 1.23%, compared to 1.21% at September 30, 2007 and 1.19% at December 31, 2006. VFG recorded a provision for loan losses of $1.67 million for the fourth quarter, compared to $140 thousand for the three months ended December 31, 2006. The increase in non-performing assets and provision for loan losses is a result of a previously disclosed $4.1 million commercial credit that was put on nonaccrual status during the third quarter, written down $1.2 million and subsequently foreclosed upon during the fourth quarter. In addition, the real estate market conditions in VFG’s primary markets continue to show weakness. The higher loss experience rate related to charge-offs for acquisition and development lending coupled with market conditions necessitated a larger allocation of allowance and provisioning for the quarter. For the twelve month period, the provision for loan losses amounted to $2.0 million, compared to net charge-offs of $1.5 million for the period.

Merger with FNB Corporation

VFG and FNB Corporation (FNB) have scheduled special shareholders meetings on February 12, 2008 for shareholders of VFG and FNB to vote on the merger. As previously announced, the merger has received approval from the Federal Reserve Board and Virginia State Corporation Commission. Additionally, merger and integration teams continue to make significant progress on specific initiatives related to the combination and integration of the two companies.

In connection with the proposed merger, VFG filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 on September 21, 2007 to register the shares of VFG common stock to be issued to the shareholders of FNB. This document was declared effective by the SEC on December 28, 2007. The registration statement included a joint proxy statement/prospectus, a final version of which has now been sent to the shareholders of VFG and FNB seeking their approval of the merger. In addition, each of VFG and FNB has filed and may continue to file other relevant documents concerning the proposed merger with the SEC.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VFG, FNB AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Virginia Financial Group, Inc., 590 Peter Jefferson Pkwy, Suite 250 Charlottesville, Virginia 22911, Attention: Investor Relations (telephone: (434) 964-2211) or by accessing VFG’s website at http://www.vfgi.net under “SEC Filings and Other Documents”. The information on VFG’s website is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

VFG and FNB and their directors and certain of their executive officers are participants in the solicitation of proxies from the shareholders of VFG and/or FNB in connection with the merger. Information about the directors and executive officers of VFG is set forth in the proxy statement for VFG’s 2007 annual meeting of shareholders filed with the SEC on March 28, 2007. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2007 annual meeting of shareholders filed with the SEC on March 30, 2007. Additional information regarding these participants in the proxy solicitation and their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy.

About VFG

VFG is the holding company for Planters Bank & Trust Company of Virginia – in Staunton; Second Bank & Trust – in Fredericksburg and Virginia Commonwealth Trust Company – in Culpeper. The Company is a traditional community banking provider, offering a full range of business and consumer banking services including trust and asset management service via its trust company affiliate. The organization maintains a network of thirty-five branches and two loan production offices serving Northern, Central and Southwest Virginia. It also maintains five trust and investment service offices in its markets.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains or losses on securities, fixed assets and foreclosed assets. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently. Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. VFG, in referring to its net income, is referring to income under generally accepted accounting principles, or “GAAP.”

Caution Regarding Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes”, “expects”, “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. VFG wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect VFG’s actual results, causing actual results to differ materially from those in any forward looking statement. These factors include: (i) expected cost savings from VFG’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in VFG’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation (vi) changes may occur in general business conditions and (vii) changes may occur in the securities markets. Please refer to VFG’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.vfgi.net.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Three Months Ended		Percent
			Increase
	12/31/2007	12/31/2006	(Decrease)
INCOME STATEMENT
Interest income - taxable equivalent	$24,973	$25,754	-3.03%
Interest expense	10,335	10,370	-0.34%
Net interest income - taxable equivalent	14,638	15,384	-4.85%
Less: taxable equivalent adjustment	542	515	5.24%
Net interest income	14,096	14,869	-5.20%
Provision for loan and lease losses	1,674	140	>100.00%
Net interest income after provision for loan and lease losses	12,422	14,729	-15.66%
Noninterest income	4,969	3,982	24.79%
Noninterest expense	11,733	12,057	-2.69%
Provision for income taxes	1,537	1,929	-20.32%
Net income	$4,121	$4,725	-12.78%

PER SHARE DATA
Basic earnings	$0.38	$0.44	-13.64%
Diluted earnings	$0.38	$0.44	-13.64%

Shares outstanding	10,795,943	10,784,303

Weighted average shares -
Basic	10,795,877	10,776,308
Diluted	10,817,458	10,852,495

Dividends paid on common shares	$0.16	$0.16

PERFORMANCE RATIOS
Return on average assets	1.04%	1.16%	-10.34%
Return on average equity	10.17%	12.57%	-19.09%
Return on average realized equity (A)	10.20%	12.49%	-18.33%
Return on average tangible equity (D)	11.39%	14.27%	-20.18%
Net interest margin (taxable equivalent)	3.98%	4.08%	-2.57%
Efficiency (taxable equivalent) (B)	63.18%	62.16%	1.64%

ASSET QUALITY
Allowance for loan losses
Beginning of period	$14,617	$14,312
Provision for loan losses	1,674	140
Charge-offs	(1,329)	(86)
Recoveries	120	134
Net (charge-offs) recoveries	(1,209)	48
End of period	$15,082	$14,500

Non-performing assets:
Non-accrual loans	$3,937	$2,999
Loans 90+ days past due and still accruing	—	—
Foreclosed assets	3,027	38
Troubled debt restructurings	—	—
Total non-performing assets	$6,964	$3,037
to total assets:	0.44%	0.19%
to total loans plus foreclosed assets:	0.57%	0.25%
Allowance for loan losses to total loans	1.23%	1.19%
Net charge-offs (recoveries)	$1,209	$(48)
Net charge-offs (recoveries) to average loans outstanding	0.10%	0.00%

NOTES:

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes gains or losses on securities, fixed assets and foreclosed assets.
(C)	Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.
(D)	Excludes the amount of average stockholders’ equity related to average intangible asset balances which consist of core deposit intangibles net of amortization and goodwill at carrying value.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Twelve Months Ended		Percent
			Increase
	12/31/2007	12/31/2006	(Decrease)
INCOME STATEMENT
Interest income - taxable equivalent	$101,322	$97,620	3.79%
Interest expense	41,390	35,482	16.65%
Net interest income - taxable equivalent	59,932	62,138	-3.55%
Less: taxable equivalent adjustment	2,163	1,993	8.53%
Net interest income	57,769	60,145	-3.95%
Provision for loan and lease losses	2,040	750	>100.00%
Net interest income after provision for loan and lease losses	55,729	59,395	-6.17%
Noninterest income	16,967	15,485	9.57%
Noninterest expense	48,841	46,918	4.10%
Provision for income taxes	6,853	8,465	-19.04%
Net income	$17,002	$19,497	-12.80%

PER SHARE DATA
Basic earnings	$1.58	$1.81	-12.71%
Diluted earnings	$1.57	$1.80	-12.78%

Shares outstanding	10,795,943	10,784,303

Weighted average shares -
Basic	10,793,177	10,770,969
Diluted	10,817,127	10,843,356

Dividends paid on common shares	$0.64	$0.61

PERFORMANCE RATIOS
Return on average assets	1.07%	1.24%	-13.71%
Return on average equity	10.92%	13.57%	-19.53%
Return on average realized equity (A)	10.88%	13.42%	-18.93%
Return on average tangible equity (D)	12.30%	15.52%	-20.75%
Net interest margin (taxable equivalent)	4.08%	4.25%	-4.00%
Efficiency (taxable equivalent) (B)	64.39%	60.54%	6.36%

ASSET QUALITY
Allowance for loan losses
Beginning of period	$14,500	$13,581
Provision for loan losses	2,040	750
Charge-offs	(1,762)	(402)
Recoveries	304	571
Net (charge-offs) recoveries	(1,458)	169
End of period	$15,082	$14,500

Allowance for loan losses to total loans	1.23%	1.19%
Net charge-offs	$1,458	$(169)
Net charge-offs (recoveries) to average loans outstanding	0.12%	(0.01)%

NOTES:

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.
(C)	Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.
(D)	Excludes the amount of average stockholders’ equity related to average intangible asset balances which consist of core deposit intangibles net of amortization and goodwill at carrying value.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

			Percent
			Increase
	12/31/2007	12/31/2006	(Decrease)
SELECTED BALANCE SHEET DATA
(Dollars in thousands)
End of period balances

Cash and cash equivalents	$41,793	$57,635	-27.49%

Securities available for sale	240,217	268,922	-10.67%
Securities held to maturity	2,657	3,328	-20.16%
Total securities	242,874	272,250	-10.79%

Real estate - construction	199,281	198,400	0.44%
Real estate - 1-4 family residential	331,029	276,488	19.73%
Real estate - commercial and multifamily	538,776	597,423	-9.82%
Commercial, financial and agricultural	125,410	104,709	19.77%
Consumer loans	26,169	32,528	-19.55%
All other loans	5,924	7,270	-18.51%
Total loans	1,226,589	1,216,818	0.80%
Deferred loan costs	1,088	814	33.66%
Allowance for loan losses	(15,082)	(14,500)	4.01%
Net loans	1,212,595	1,203,132	0.79%

Bank owned life insurance	10,725	10,231	4.83%
Other assets	86,831	92,972	-6.61%

Total assets	1,594,818	1,625,989	-1.92%

Noninterest bearing deposits	204,774	239,672	-14.56%
Money market & interest checking	306,983	367,132	-16.38%
Savings	78,626	96,682	-18.68%
CD’s and other time deposits	552,164	614,795	-10.19%
Total deposits	1,142,547	1,318,281	-13.33%

Federal funds purchased and securities sold under agreements to repurchase	20,000	—	N/A
Federal Home Loan Bank advances	169,000	65,000	>100.00%
Subordinated debt	20,619	20,619	0.00%
Commercial paper	68,745	58,632	17.25%
Other borrowed funds	892	561	59.00%
Other liabilities	10,247	12,244	-16.31%

Total liabilities	1,432,050	1,475,337	-2.93%

Total stockholders’ equity	$162,768	$150,652	8.04%

Accumulated comprehensive gain (loss)	$475	$(1,026)	>(100.00)%

Average balances
	For the Three Months Ended		Percent Increase
	12/31/2007	12/31/2006	(Decrease)
Total assets	$1,576,586	$1,609,823	-2.06%
Total stockholders’ equity	$160,745	$149,171	7.76%

	For the Twelve Months Ended
	12/31/2007	12/31/2006
Total assets	$1,583,182	$1,570,778	0.79%
Total stockholders’ equity	$155,668	$143,722	8.31%

OTHER DATA
End of period full time employees	496	580	-14.48%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Three Months Ended		Percent Increase (Decrease)
	12/31/2007	12/31/2006
Interest Income
Loans, including fees	$21,747	$22,118	-1.68%
Deposits in other banks	4	4	0.00%
Investment securities:
Taxable	1,567	1,975	-20.66%
Tax-exempt	934	873	6.99%
Dividends	171	129	32.56%
Federal funds sold	8	140	-94.29%
Total interest income	24,431	25,239	-3.20%

Interest Expense
Deposits	7,544	8,339	-9.53%
Federal funds purchased and securities sold under agreements to repurchase	216	45	>100.00%
Federal Home Loan Bank advances	1,393	770	80.91%
Subordinated debt	419	427	-1.87%
Commercial paper	752	783	-3.96%
Other borrowings	11	6	83.33%

Total interest expense	10,335	10,370	-0.34%

Net interest income	14,096	14,869	-5.20%
Provision for loan losses	1,674	140	>100.00%
Net interest income after provision for loan losses	12,422	14,729	-15.66%

Noninterest Income
Retail banking fees	2,052	1,816	13.00%
Commissions and fees from fiduciary activities	834	788	5.84%
Brokerage fee income	175	191	-8.38%
Other operating income	281	466	-39.70%
Gains (losses) on sale of premises and equipment	1,035	(18)	>100.00%
(Losses) gains on securities available for sale	(1)	3	>100.00%
Gains on sale of other real estate owned	—	39	-100.00%
Mortgage banking-related fees	593	697	-14.92%
Total noninterest income	4,969	3,982	24.79%

Noninterest Expense
Compensation and employee benefits	6,132	6,615	-7.30%
Net occupancy	918	890	3.15%
Supplies and equipment	1,103	1,085	1.66%
Amortization-intangible assets	161	160	0.63%
Marketing	419	448	-6.47%
State franchise taxes	298	257	15.95%
Data processing	446	365	22.19%
Telecommunications	236	231	2.16%
Professional fees	298	187	59.36%
Other operating expenses	1,722	1,819	-5.33%
Total noninterest expense	11,733	12,057	-2.69%

Income before income taxes	5,658	6,654	-14.97%
Income tax expense	1,537	1,929	-20.32%
Net income	$4,121	$4,725	-12.78%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Twelve Months Ended		Percent Increase (Decrease)
	12/31/2007	12/31/2006
Interest Income
Loans, including fees	$87,902	$84,003	4.64%
Deposits in other banks	18	74	-75.68%
Investment securities:
Taxable	6,853	6,724	1.92%
Tax-exempt	3,726	3,410	9.27%
Dividends	582	486	19.75%
Federal funds sold	78	930	-91.61%
Total interest income	99,159	95,627	3.69%

Interest Expense
Deposits	31,551	28,496	10.72%
Federal funds purchased and securities sold under agreements to repurchase	630	219	>100.00%
Federal Home Loan Bank advances	4,345	2,834	53.32%
Subordinated debt	1,684	1,636	2.93%
Commercial paper	3,141	2,275	38.07%
Other borrowings	39	22	>100.00%

Total interest expense	41,390	35,482	16.65%

Net interest income	57,769	60,145	-3.95%
Provision for loan losses	2,040	750	>100.00%
Net interest income after provision for loan losses	55,729	59,395	-6.17%

Noninterest Income
Retail banking fees	7,724	6,982	10.63%
Commissions and fees from fiduciary activities	3,375	3,108	8.59%
Brokerage fee income	909	756	20.24%
Other operating income	1,473	1,652	-10.84%
Gains on sale of premises and equipment	1,013	274	>100.00%
Gains (losses) on securities available for sale	35	(196)	>100.00%
(Losses) gains on sale of foreclosed assets	(1)	40	>100.00%
Mortgage banking-related fees	2,439	2,869	-14.99%

Total noninterest income	16,967	15,485	9.57%

Noninterest Expense
Compensation and employee benefits	26,422	26,607	-0.70%
Net occupancy	3,570	3,147	13.44%
Supplies and equipment	4,383	4,141	5.84%
Amortization-intangible assets	646	578	11.76%
Marketing	1,533	1,214	26.28%
State franchise taxes	1,138	973	16.96%
Data processing	1,794	1,389	29.16%
Telecommunications	976	1,006	-2.98%
Professional fees	1,005	823	22.11%
Other operating expenses	7,374	7,040	4.74%
Total noninterest expense	48,841	46,918	4.10%

Income before income taxes	23,855	27,962	-14.69%
Income tax expense	6,853	8,465	-19.04%
Net income	$17,002	$19,497	-12.80%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006

(Dollars in thousands)

	Three months ended December 31, (unaudited)
	2007			2006
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates
Assets
Loans receivable, net	$1,214,274	$21,786	7.12%	$1,213,929	$22,162	7.24%
Investment securities
Taxable	151,455	1,738	4.49%	181,710	2,104	4.53%
Tax exempt	94,146	1,437	5.97%	90,711	1,344	5.80%

Total investments	245,601	3,175	5.06%	272,421	3,448	4.95%

Interest bearing deposits	376	4	4.16%	431	4	3.63%
Federal funds sold	657	8	4.76%	10,791	140	5.08%

	246,634	3,187	5.06%	283,643	3,592	4.95%

Total earning assets	1,460,908	24,973	6.78%	1,497,572	25,754	6.82%

Total nonearning assets	115,678			112,251

Total assets	$1,576,586			$1,609,823

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$185,150	$512	1.10%	$160,517	$81	0.20%
Money market	122,022	706	2.30%	189,015	1,335	2.80%
Savings	84,809	137	0.64%	100,276	305	1.21%
Time deposits:
Less than $100,000	374,927	3,861	4.09%	404,378	4,265	4.18%
$100,000 and more	193,877	2,328	4.76%	203,022	2,353	4.60%

Total interest-bearing deposits	960,785	7,544	3.12%	1,057,208	8,339	3.13%

Federal funds purchased and securities sold under agreements to repurchase	17,149	216	4.93%	3,348	45	5.33%
Federal Home Loan Bank advances	123,441	1,393	4.42%	65,000	770	4.70%
Subordinated debt	20,619	419	7.95%	20,619	427	8.22%
Commercial paper	76,181	752	3.86%	66,518	783	4.67%
Other borrowings	863	11	4.99%	355	6	6.71%

	238,253	2,791	4.58%	155,840	2,031	5.10%

Total interest-bearing liabilities	1,199,038	10,335	3.41%	1,213,048	10,370	3.38%

Total noninterest-bearing liabilities	216,803			247,604

Total liabilities	1,415,841			1,460,652
Stockholders’ equity	160,745			149,171
Total liabilities and stockholders’ equity	$1,576,586			$1,609,823

Net interest income (tax equivalent)		$14,638			$15,384

Average interest rate spread			3.37%			3.44%
Interest expense as percentage of average earning assets			2.81%			2.75%
Net interest margin			3.98%			4.08%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

TWELVE MONTHS ENDED DECEMBER 31, 2007 AND 2006

(Dollars in thousands)

	Twelve months ended December 31, (unaudited)
	2007			2006
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates
Assets
Loans receivable, net	$1,210,638	$88,059	7.27%	$1,188,388	$84,159	7.08%
Investment securities
Taxable	163,847	7,435	4.48%	165,083	7,210	4.37%
Tax exempt	94,034	5,732	6.01%	85,020	5,247	6.17%

Total investments	257,881	13,167	5.04%	250,103	12,457	4.98%

Interest bearing deposits	481	18	3.69%	2,681	74	2.76%
Federal funds sold	1,445	78	5.32%	18,805	930	4.95%

	259,807	13,263	5.04%	271,589	13,461	4.97%

Total earning assets	1,470,445	101,322	6.89%	1,459,977	97,620	6.69%

Total nonearning assets	112,737			110,801

Total assets	$1,583,182			$1,570,778

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$170,475	$1,312	0.77%	$170,204	$765	0.45%
Money market	147,295	3,649	2.48%	170,892	3,734	2.19%
Savings	91,560	565	0.62%	108,659	853	0.79%
Time deposits:
Less than $100,000	394,436	16,599	4.21%	393,897	15,099	3.83%
$100,000 and more	201,432	9,426	4.68%	189,353	8,045	4.25%

Total interest-bearing deposits	1,005,198	31,551	3.14%	1,033,005	28,496	2.76%

Federal funds purchased and securities sold under agreements to repurchase	11,852	630	5.24%	4,738	219	4.62%
Federal Home Loan Bank advances	87,860	4,345	4.88%	61,612	2,834	4.60%
Subordinated debt	20,619	1,684	8.06%	20,619	1,636	7.93%
Commercial paper	71,545	3,141	4.33%	50,530	2,275	4.50%
Other borrowings	772	39	4.98%	363	22	6.06%

	192,648	9,839	5.04%	137,862	6,986	5.07%

Total interest-bearing liabilities	1,197,846	41,390	3.45%	1,170,867	35,482	3.03%

Total noninterest-bearing liabilities	229,668			256,189

Total liabilities	1,427,514			1,427,056
Stockholders’ equity	155,668			143,722

Total liabilities and stockholders’ equity	$1,583,182			$1,570,778

Net interest income (tax equivalent)		$59,932			$62,138

Average interest rate spread			3.44%			3.66%
Interest expense as percentage of average earning assets			2.81%			2.43%
Net interest margin			4.08%			4.25%